Exhibit 99.1

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                            UNITED STATES OF AMERICA
                                   BEFORE THE
                  BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                WASHINGTON, D.C.

                        NEW YORK STATE BANKING DEPARTMENT
                                NEW YORK, NEW YORK

__________________________________________
Written Agreement by and among		  )
					  )
THE BANK OF NEW YORK			  ) Docket No. 06-009-WA/RB-SM
New York, New York			  )
					  )
FEDERAL RESERVE BANK OF NEW YORK	  )
New York, New York			  )
					  )
and					  )
					  )
NEW YORK STATE BANKING DEPARTMENT         )
New York, New York			  )
__________________________________________)

       WHEREAS, The Bank of New York, New York, New York (the "Bank"), a New York state-chartered bank that is a member of the Federal Reserve System, is taking steps to address deficiencies relating to its compliance with applicable federal and state anti-money laundering ("AML") laws, rules, and regulations, including the Bank Secrecy Act ("BSA"), 31 U.S.C. 5311 et seq., the rules and regulations issued thereunder by the U.S. Department of the Treasury (31 C.F.R. Part 103); the AML provisions of Regulation H of the Board of Governors of the Federal Reserve System (the "Board of Governors") (12 C.F.R. 208.62 and 208.63); and regulations of the New York State Banking Department (the "Department") (3 N.Y.C.R.R. Part 300);

       WHEREAS, the Bank entered into a Written Agreement, dated February 8, 2000 (the "2000 Written Agreement"), with the Federal Reserve Bank of New York (the "Reserve Bank")


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and the Department (collectively "the Supervisors") that required specific steps to institute an enhanced due diligence program, and to enhance and improve the Bank's compliance and risk management functions and audit's role in the Bank's BSA/AML program; after the Bank made improvements and enhancements in response to the 2000 Written Agreement, the 2000 Written Agreement was terminated on June 3, 2002;

       WHEREAS, the 2000 Written Agreement addressed, inter alia, deficiencies in documentation, enhanced due diligence, and risk rating assessments in the Bank's private banking area, and similar deficiencies in that area have recently been identified;

       WHEREAS, internal and other reviews conducted in 2005 revealed further deficiencies in the Bank's compliance function and audit's role in the Bank's BSA/AML program, particularly with regard to internal controls and procedures for initiating, tracking, documenting, reconciling, and auditing suspicious activity referrals and ensuring that suspicious activity reports were timely filed; and with regard to enhanced due diligence and maintenance of accurate and current customer risk assessments;

       WHEREAS, in recognition of their common goal to ensure the safe and sound operation of the Bank, and its compliance with all applicable laws and regulations, the Supervisors and the Bank have mutually agreed to enter into this Written Agreement (the "Agreement"); and

       WHEREAS, on April 11, 2006, the board of directors, at a duly constituted meeting, adopted a resolution authorizing and directing Thomas A. Renyi to enter into this Agreement on behalf of the Bank and consented to compliance with each and every provision of this Agreement by the Bank.

       NOW, THEREFORE, the Supervisors and the Bank hereby agree as follows:

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Management Review

       1. Within 60 days of this Agreement, the board of directors shall direct and oversee a review of the policies, procedures, controls, and reporting structures for the Bank's compliance function.

       (a) The management review shall, at a minimum, address, consider, and include:

       (i) An assessment of the effectiveness of the Bank's control infrastructure, governance, organizational structure, and business line accountability, including reporting lines and responsibilities of each officer;

       (ii) management information systems adequate to ensure that appropriate management personnel and the board of directors receive timely and accurate reports;

       (iii) an assessment of whether the Bank's compliance function is adequately staffed by qualified and trained personnel, and as necessary, a plan to recruit, hire, or appoint additional officers and staff with the requisite ability, experience, and other qualifications to competently perform their assigned duties; and

       (iv) an assessment of the duties, qualifications, and training of the Bank's senior management responsible for implementing and overseeing the Bank's compliance function.

       (b) The board of directors shall forward to the Supervisors a written report that includes findings and conclusions of its management review, and a description of specific actions that the board of directors proposes to take to strengthen the management and oversight of the Bank's compliance function.

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Anti-Money Laundering Compliance Program

	2. Internal Controls. Within 60 days of this Agreement, the
Bank shall submit to the Supervisors an acceptable plan describing the steps that the Bank will continue to take to strengthen its controls for ensuring ongoing compliance with applicable federal and state AML statutes and regulations.

       3. Independent Testing. Within 60 days of this Agreement, the Bank shall submit to the Supervisors an acceptable written plan for the review and, where necessary, the enhancement of audit policies and procedures to ensure effective, ongoing testing of BSA/AML compliance, including compliance with suspicious activity reporting requirements.
The plan shall include, at a minimum:

       (a) An evaluation of the frequency and scope of audits to assure the Supervisors that the audit plan reflects the risks inherent in each business area;

       (b) procedures that reasonably outline the audit program for testing each area's compliance with applicable laws and regulations; and

       (c) procedures to monitor the status and to ensure effective corrective action to address weaknesses identified by audit personnel.

       4. Training. Within 60 days of this Agreement, the Bank shall submit to the Supervisors an acceptable written plan to provide effective training to all appropriate personnel at the Bank in all aspects of regulatory and internal policies and procedures related to the BSA and the identification and reporting of suspicious transactions, and to update the training on a regular basis to reasonably ensure that all personnel are trained in the most current legal requirements and in the Bank's compliance risk management processes.

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Suspicious Activity Reporting and Enhanced Due Diligence

       5. Within 60 days of this Agreement, the Bank shall submit to the Supervisors an acceptable, written enhanced due diligence program to reasonably ensure the identification and timely, accurate and complete reporting of all known or suspected violations of law against or involving the Bank and suspicious transactions at the Bank to law enforcement and supervisory authorities as required by the suspicious activity reporting provisions of Regulation H of the Board of Governors (12 C.F.R. 208.62) and 3 N.Y.C.R.R. Part 300.1. The program shall address, consider, and include:

     (a) A risk-focused assessment of the customer base of the Bank to:

          (i) identify the categories of customers whose transactions and banking activities are routine and usual;
and

          (ii) determine the appropriate level of enhanced due diligence necessary for those categories of customers that pose a heightened risk of conducting potentially illicit activities at or through the Bank;

     (b) for those customers whose transactions require enhanced due diligence, procedures to:

          (i) determine the appropriate documentation necessary to verify the identity and business activities of the customer;
and

          (ii) understand the normal and expected transactions of the customer;

     (c) enhanced due diligence policies and procedures to further strengthen the Bank's practices, including enhanced account opening policies and procedures that require, where necessary, additional documentation of the identity and business activities of a customer,

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the stated purpose of the account and nature of products and services to be provided, and source of funds;

      (d) comprehensive, updated Bank-wide policies and procedures and the development of appropriate monitoring tools to ensure that suspicious activities are detected and reported in compliance with applicable federal and state reporting requirements, including but not limited to:

          (i) appropriate procedures to reasonably ensure that all new products involving the receipt or transfer of funds comply with applicable laws and regulations related to AML compliance and suspicious activity monitoring and reporting;

          (ii) a transaction monitoring system adequate to ensure effective and thorough risk-based transaction monitoring that reflects the due diligence performed;

          (iii) appropriate participation by senior management in the process of identifying, reviewing, and reporting potentially suspicious activity;

          (iv) adequate escalation of information about potentially suspicious activity through appropriate levels of management;

          (v) uniform procedures for ensuring that suspicious transaction referrals are tracked and reconciled to ensure they result in the filing of a timely Suspicious Activity Report or a documented decision not to file; and

          (vi) maintenance of sufficient documentation by the Bank with respect to its investigation and analysis of suspicious activity, including the resolution and escalation of concerns; and

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     (e) appropriate escalation procedures to reasonably ensure that senior management reviews problematic issues and institutes appropriate actions to resolve reported deficiencies.

Approval and Progress Reports

       6.  (a)	The Bank shall submit written plans and programs that
are acceptable to the Supervisors within the applicable time periods set forth in paragraphs 2, 3, 4 and 5 of this Agreement.

           (b)	The Bank shall adopt the approved plans and programs
within 10 days of approval by the Supervisors. The Bank shall thereafter implement and fully comply with the approved plans and programs. During the term of this Agreement, the approved plans and programs shall not be amended or rescinded without the prior written approval of the Supervisors.

       7.	Within 20 days after the end of each month following the
date of this Agreement, the Bank shall submit to the Supervisors written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement, and the results thereof.

Notices

       8.	All communications regarding this Agreement shall be sent
to:

       (a)	Ms. Sarah J. Dahlgren
                Senior Vice President
                Federal Reserve Bank of New York
                33 Liberty Street
                New York, NY 10045

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       (b)	Mr. Michael J. Lesser
                Deputy Superintendent
                New York State Banking Department
                One State Street
                New York, NY 10004

       (c)	Mr. Thomas A. Renyi
                Chairman and Chief Executive Officer
                The Bank of New York
                One Wall Street
                New York, NY 10286

Miscellaneous

       9. The provisions of this Agreement shall be binding on the Bank and each of its institution-affiliated parties in their capacities as such, and their successors and assigns.

       10. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Supervisors.

       11. Notwithstanding any provision of this Agreement, the Supervisors may, in their sole discretion, grant written extensions of time to the Bank to comply with any provision of this Agreement.

       12. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the Department, or any federal or state agency from taking any further or other action affecting the Bank or any of its current or former institution-affiliated parties or their successors or assigns.


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       13. This Agreement is a "written agreement" for the purposes of, and is enforceable by the Board of Governors as an order issued under,
Section 8 of the Federal Deposit Insurance Act and by the Department pursuant to Section 39 of the New York State Banking Law.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 21st day of April, 2006.

THE BANK OF NEW YORK			        FEDERAL RESERVE BANK OF
					        NEW YORK

By: /s/ Thomas A. Renyi				By: /s/ Sarah J. Dahlgren
    -------------------                             ---------------------

Mr. Thomas A. Renyi				Ms. Sarah J. Dahlgren
Chairman and Chief Executive Officer		Senior Vice President


                                                NEW YORK STATE BANKING
                                                DEPARTMENT

                                                By: /s/ Michael Lesser
                                                   -------------------
                                                   Mr. Michael Lesser
						   Deputy Superintendent